                                 [EXHIBIT 10.23]

                                                                 Appleton & Cox
                                                               John H. Crowther
                                                     Fort Hill Insurance Agency
                                                      I West Insurance Managers
                                                      Montgomery General Agency
                                                      Dana Roehrig & Associates
                                                               Swett & Crawford

PRODUCER AGREEMENT

This agreement is made and entered into by and between:

(Producer)     Beehive Insurance
(Address)      P.O. Box 386    Salt Lake City, Utah  84110
               -------------------------------------------

hereinafter referred to as "The Producer" and John H. Crowther, Inc., a wholly-owned subsidiary(ies) of the Swett & Crawford Group, Inc., hereinafter referred to as "The Company."

Whereas the Producer desires to effect business with the Company and the Company desires to arrange acceptable offerings, now, therefore, the Producer and the Company agree to be bound by the following terms with respect to such business as is accepted:

SECTION I - PREMIUM REMITTANCE
In consideration of the acceptance of insurance business form the Producer by the Company, it is agreed and understood that the Producer will pay to the Company, at the Company's principal place of business the balance due on all certificates, policies and other balances relating to insurance arranged by the Company.

Based upon agreement between the Company and Producer, THE PRODUCER WILL REMIT TO THE COMPANY BY PAYMENT OF THE "STATEMENT TOTAL DUE" FROM THE COMPANY'S STATEMENT NO LATER THAN TEN DAYS AFTER THE STATEMENT DATE.

In the event of a sale of the Producer's business to a party unknown to the Company, at the time of this agreement's execution, all responsibility for premium remittance as agreed under this document, shall remain the responsibility of the undersigned Producer, personally, and not that of the purchasing third party. The new ownership of the Producer's business must sign and execute a new Swett & Crawford Group Producer Agreement in order to continue the agreement.

SECTION II - RESPONSIBILITY FOR PAYMENT
Execution of this agreement will serve as a guarantee by the Producer to pay all premiums earned (including applicable taxes) on insurance contracts arranged by the Company, regardless of the collectability or collection status of the account by the Producer. The officers of the Producer's agency may be personally responsible to satisfy any outstanding premiums.

The Company shall be entitled to reimbursement covering cost of collections, including but not limited to reasonable attorney's fees, incurred in efforts to collect unpaid premiums. The Company is also entitled to reimbursement of any penalties levied by a governmental agency or Surplus Lines Association due to failure of the Producer to remit proper taxes and/or fees.

SECTION III - COMMISSIONS
The Company shall allow the Producer, as commission, a percentage of the premium on each policy written and paid for under this agreement at a rate mutually agreed upon by the Company and Producer. The Producer shall be obligated to pay return commission at the same rate on any return premiums, including but not limited to, return premiums on cancellations or reductions ordered and return premiums payable as a result of amended policy terms.

SECTION IV - ERRORS AND OMISSIONS
The Company requires that Errors and Omissions Insurance Coverage be maintained by the Producer. THE UNDERSIGNED PRODUCER HEREBY VERIFIES THAT SUCH COVERAGE EXISTS AND IS IN GOOD STANDING AND IS MAINTAINED TO A LIMIT OF LIABILITY OF ONE MILLION DOLLARS ($1,000,000). It is further understood that evidence of such coverage may be requested from time to time by the Company's Errors and Omissions Administrator.

SECTION V - TERMINATION OF AGREEMENT
This agreement may be canceled at any time by either party hereto upon written notice to the other.

The Company expressly recognizes the independent ownership of the insurance business placed under this agreement; however, in the event the Company elects to cancel this agreement for violation of its terms by the Producer, the Producer relinquishes all rights or claim to subsequent commissions or additional premium commissions insofar as such may be necessary to satisfy the interest of the Company under this agreement.

It is agreed that commissions or return commissions as the case may be, shall be paid or allowed on additional premiums payable, or on return premiums on adjustments, or on cancellations made, after the time of cancellation of this agreement, applying to any transaction for which an original commission was allowed under the terms of this agreement. Subject to the conditions in Section III of this agreement.

SECTION VI - REPRESENTATION
The Producer shall not bind the Company as respects any insurance without the prior authorization of the Company in each case; nor shall he place any advertisement respecting the Company in any publication, or issue or distribute any circular or paper referring to the Company without the prior consent of the Company in writing. In case of unauthorized action of the Producer, the Producer agrees to pay all costs and damages arising therefrom.

The Producer, in acknowledging this agreement, certifies that he is properly licensed to conduct the business to be arranged and will act in accordance with all applicable State laws.

SECTION VII - EXECUTION
Execution of this agreement constitutes full agreement and understanding between the parties with each of the six sections above. Proper execution requires that if the Producer is doing business as an individual, he must personally sign the agreement in his own name and not in his name as an Agent. If the Producer is a co-partnership, this agreement must be executed by the firm and by each member thereof in his individual capacity. If the Producer is a Corporation, the agreement must be executed by an authorized Corporate Officer.

Witnesseth this 16th day of May, 1988 in duplicate by Producer:
Beehive Insurance Agency, Inc.

Brenda Nielson Pierce - Branch Manager             J. Richard Walton -President

Legal entity of Producer's business: corporation (incorporated in the state of Utah)

Please forward the original and branch copy of this executed form to the office address below:

John H. Crowther, Inc.
495 East 4500 South, Suite 106
Salt Lake City, Utah  84107



                                       2